UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington D.C., 20549

                        Form 8-K

                     CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 22, 1996


             Commission file number 0-16734


                C.E.C. INDUSTRIES CORP.
   (Exact name of registrant as specified in charter)

             Nevada                                  87-0217252
        (State of other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification Number)

        23 Cactus Garden Drive, F-60
        Green Valley (Henderson), Nevada             89014
        (Address of Principal Executive Office)      (Zip Code)
                     (702) 893-4747
  (Registrant's Telephone Number, Including Area Code)

                       Copies To:
                     Gerald Levine
                       President
              23 Cactus Garden Drive, F-23
                Henderson, Nevada 89014
                    (702)893-4747

C.E.C. Industries Corp. Page 2

Item No 1    Changes in Control of Registrant.

No events to report.

Item No. 2.  Acquisition or Disposition of Assets.

No events to report.

Item No. 3.  Bankruptcy or Receivership.

No events to report.

Item No. 4.  Changes in Registrant's Certifying Accountant.

No events to report.

Item No. 5.  Other Events.

The Company recently received a new evaluation of the coal and timber reserves of its wholly owned subsidiary, Basia Holding, Inc., and coal bed methane gas reserves in the Black Warrior Lagoon, located in Alabama.

The "Engineering and Analytic study of Basia Holding coal properties and the Atlas coal bed methane project" (the "Report") was completed by the independent Engineering and Geological firm of Dickman, Sullivan, Hensley and Graff, PA of Albuquerque, New Mexico. The Report was based upon all data available, as published by the US Bureau of Mines, Tennessee Bureau of Mines, Keystone Coal Industry Manuals, the Department of Energy Information Administration, and the review of the property. The Values placed upon the Company's holdings were based upon certain comparative analysis, including location, price of coal, transportation and demand. The Report further indicated that a material portion of the value may be absorbed by mining and transportation costs.

The Report assigned the following valuation to the Company's holdings:

             Methane Gas         $ 34.2 Million
             Coal            182.0 Million (at lowest reserve value)
             Timber              7.0 Million (when harvested)

             Total Value         $223.0 Million

C.E.C. Industries Corp. Page Three



Item No. 6.  Resignation of Registrant's Directors.

No events to report.

Item No. 7. Financial Statements, Proforma Financial Information and
Exhibits.

        Exhibit - Dickman, Sullivan, Hensley and Graff, PA report. Exhibit - L.G. Hawkins report.

C.E.C. Industries Corp. Page Four



                      SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


C.E.C. Industries Corp.



By: /s/Gerald Levine             Dated:   December 2, 1996
       Gerald Levine, President

       DICKMAN, SULLIVAN, HENSLEY AND GRAFF, PA

DAN HENSLEY                 JOHN AND PAT DICKMAN

10 EAST THIRD ST.,SUITE 710      3232 SAN MATEO NE, #185
TULSA OK 74103                   ALBUQUERQUE NM 87110
PHONE: (918)584-8884             PHONE: (505) 884-8047
FAX       (918)584-8885               FAX:      (505) 247-0738

                   October 24, 1996

Gerald Levine, President
CEC Industries Corporation
23 Cactus Garden Dr, Suite F23
Henderson NV 89014

Re: Engineering and Analytic study of Basia Holdings coal properties and the Atlas Methane Partnership 1989 A-1 coal bed Methane project.

Dear Mr. Levine:

Regarding the coal properties of Basia Holdings, and the Atlas methane Partnership coal bed Methane Project, including extended acreage; I report the following:

I have studied all data available, as published by the US Bureau of Mines, Tennessee Bureau of Mines, Keystone Coal Industry Manual, and the Energy Information Administration. I further reviewed the subject properties, Geological data, and lease information provided by engineers, geologists and attorneys of the Company and all those connected with these properties. Detailed reports have been done in past years by Eppler, Guerin and Turner, who are considered coal bed Methane experts. It must by necessity be pointed out, that advances have been made in "coal bed methane technology," and its' drilling, completion, production, operation and overall recovery and operational technology in the most recent year, 1996, which could optimistically affect this report in its' total value.

I am aware that CEC Industries Corporation owns approximately 9,000 acres of FEE land and 52,000,000 tons of minable and salable low-sulfur coal. In order to establish just and reasonable values for these reserves consideration has been given to comparative analysis of the following items:

             (1) Sulfur content
             (2) BTU per pound
             (3) Average delivered price per ton
             (4) Average regional annual tonnage mined and shipped.

The comparative results are:

             CEC Grundy County Coal        Average Appalachian Coal

Sulfur Wt. %           1.0                 1.54
BTU/lb            13,500                   12,000
Avg. Price                                 $34.67
Avg. Tons Shipped                          0.259 million/year

Following this comparative analytic method the values established for this property are as follows:

        Lowest value             Medium value   Average value
        $/Ton                    $/Ton               $/Ton
        Reserves            Reserves       Mined/Delivered

        $3.50                    $10.50              $37.50 to $43.50

I have reviewed the lease you have obtained, and this lease has an asset value to CEC Industries at:

        Lowest value                            Medium value

        $182.0 Million                     $546.0 Million

and should generate taxable Income at:

        Lowest delivered value             Highest delivered value

        $390.0 Million/year                $452.4Million/year

over the expected mine life of five years, qualified by the fact that stripping, mining and removal of coal commence within a reasonable period. Reference is made to Exhibit 1, and it must be noted that a sizable portion of this value may be absorbed by mining and transportation costs. Further, it must be stressed that this mining property has no production, and according to the Tennessee Directory of Mines, this property is sizable. Refer to Exhibit 2.

Regarding the Methane interest in the project known as Atlas Methane Partners - 1981 A1, a report was provided to you in 1994 as a comprehensive study prepared for Eppler, Guerin and Turner, authored by Bill Dunn, a Methane expert. According to this study, it was shown that there is potential for the occurrence of 31 Billion cubic feet of recoverable Methane reserves to the CEC Industries Corporation net interests. CEC Industries paid approximately $1.5 million for a 25% working partnership interest, and 100% of leasehold interests to approximately 8,000 acres in the Black Warrior Lagoon area of Alabama.

According to 1992 production reports, Energen, a NYSE company, paid $19,000,000 for only the mineral rights containing approximately 19 Billion cubic feet of recoverable reserves in the same basin. Dunn's report assigned Coal bed Methane reserves of 31 Billion cubic feet to CEC Industries Corporation's interest.

Consideration has been given to escalation in natural gas prices, increasing that value by 20.6%, to the price of $l.52 per MCF. It must be noted that all of these findings may be qualified and modified by physical examination of present production records, logs and engineering data, which have not yet been provided by the operating company.

It must be further noted that CEC Industries owns 7,000 to 9,000 acres of timber, which a major Lumber Company has offered to purchase and harvest, at approximately $1,000 per acre. This will provide an added value to this overall property.

In conclusion, it is my professional opinion that, based upon these assumptions, this property has a value of $34.2 million dollars in Methane, and a coal reserve value of $182.0 Million at the lowest reserve value, and approximately 7.0 million dollars in timber. The sum of these values equates to approximately $223.0 Million. It must be expressly noted that these values may change considerably following detailed examination of records, engineering reports, and production data.

Please feel free to contact me directly if you or your associates have any questions.

Very truly yours,

   /s/John Dickman
John Dickman

                ERIC JOHN DICKMAN JR.
          3232 San Mateo Blvd., NE Suite 185
            Albuquerque, New Mexico 87110
                    (505) 884-8047


                      Objective
A position with a small to mid-sized company that is seeking strong, competent leadership to achieve its potential, taking advantage of my broad range of professional and managerial experience.

                       Summary
A seasoned administrator with more than 30 years of experience in the oil and gas industry, including engineering, operations management, research and development, business management, company principal and owner in locations a diverse as the Southwest, Midwest, Rocky Mountains, Pacific Coast, Gulf Coast, North Sea and the Middle East. Major strengths in research and development technology involve enhancement and increasing and oil and gas production from depleting reservoirs. Accomplished in assessing, directing and maximizing the assets of small companies to realize their potential and achieve profitability. Skilled in handling mergers and acquisitions.

               Professional Experience
Chairman of the Board and Chief Executive Officer    January 1995-Present
Aurora Petroleum and Technology, Inc. (Tulsa, Oklahoma)
This independent petroleum engineering company represents the merger of several interests, including Dickman, Sullivan, Hensley and Graff, PA, and Dickman and Graff Electromagnetics, Inc. Establish long term direction and oversee daily operations; responsible for preserving assets-including two refineries, several oil-and gas-producing properties and gas transmission pipeline-to enhance the company's ability to complete planned mergers with two companies, including one on the New York Stock Exchange.

Consultant                       September 1994-January 1995
Dickman Consulting (Albuquerque, New Mexico)
Provide independent consultation to clients, including oil and gas operations and environmental engineering firms, on a variety of issues. Skilled in evaluating situations, identifying opportunities and developing strategies to maximize resources. Services involve research/development to enhance oil recovery and electromagnetic applications in environmental engineering, for use in both protection of the permafrost and in the clean-up in oil-storage areas of oil spills, tanks and tank batteries.

Director; Executive Vice President and Operations Manager
February 1993-September 1994
Modern Industries, Inc. (Vancouver, British Columbia, Canada)
Full responsibility for implementing all operations of a publicly traded company (NASDAQ). Duties included general overall growth and management, research and development for full testing, development, sale of license and use of electromagnetic energy in enhancing oil and gas reservoirs to optimum productive capability. Responsible for locating and arranging merger of California Tube Laboratories, manufacturer of electron tubes and microwave components. During tenure, stock value increased tenfold, from $0.25/share to $2.50/share, and groundwork was laid for continued profitability.

Founder, Chairman and Chief Executive Officer   January 1993-July 1994
Dickman & Graff Electromagnetics, Inc.  (Tulsa, Oklahoma)
Established company for research and development of microwave technology to enhance primary, secondary and tertiary recoveries of oil and gas reservoirs. Conceived and developed mobile "tool" capable of heating reservoirs, thereby increasing their life and productive capabilities; oversaw its design, patenting, testing and feasibility studies. Arranged sale of license to Modern Industries for use of the tool and patent process in July 1994, at the same time resigning to avoid conflict of interest.

Senior Partner and Chief Chemist           January 1993-Present
Dickman, Sullivan, Hensley and Graff, PA, Petroleum Engineers &
Chemists (Tulsa, Okla.)
As chief chemist, designed and implemented electromagnetic tool and accompanying viscous emulsion; also oversaw core analysis, oil characterization, oil fingerprinting, perosity and permeability studies and geologic characterization. As senior partner, responsible for daily operations of company's headquarters office (also oversaw management of outlying offices in Denver, Albuquerque and Campbell, Calif.) Company specializes in well completions, enhanced well recovery studies, research and development of reservoir enhancement methods, core analysis and oil characterization, wellside fluids engineering, and the rheology and chemistry of viscous emulsions, drilling and reservoir fluids.

Vice President, Operations                 May 1991-February 1993
Williams Energy Group (Denver, Colorado)
Full responsibility for well testing and establishing delivery-abilities for wells from which company gathered and transported natural gas. Developed a pipeline distribution and control system, digitized all pipeline maps for instantaneous control. Responsible for scheduling natural gas deliveries to commercial purchasers.

Senior Reservoir Engineer                  October 1979-May 1991
Keplinger and Associates (Houston, Texas)
Responsible for soliciting and serving many of the company's major clients. During tenure, succeeded in attracting and retaining nearly 50 sizable clients, increasing billables by several hundred thousand dollars. Professional duties included reservoir analysis, reserve estimates, property valuations, and "drill floor" consultations with well log analysts, as well as scheduling and introducing well tests to determine deliverabilities and ultimate recoveries of wells. Assured that all reports are cohesive and complete. Worked with lending institutions to establish values. During tenure, built professional staff from 10 engineers to approximately 35, and served as a reservoir-engineering expert witness.

Executive Vice President and Chief of Operations
November 1975-October 1979

Rio Grande Services Corporation (El Paso, Texas)
Specialized in reservoir analysis, with emphasis upon reserve estimates, definition of reservoir extent, production characteristics and remaining reserves.

                      Education
M.S., Chemistry, New Mexico School of Mines, 1973
B.S., Petroleum Engineering, New Mexico School of Mines, 1964

                      References
Available upon request.

                ERIC JOHN DICKMAN JR.

          3232 San Mateo Blvd., NE Suite 185
            Albuquerque, New Mexico 87110
                    (505)884-8047

                  PROFESSIONAL VITAE

Professional Affiliations
        Society of Petroleum Engineers
        IPAMS

Publications
        Co-authored and presented a paper before the Interstate Oil Compact
        Commission: "Reserves of Heavy Oil, Guadalupe County, New Mexico"

        Reports before the Security and Exchange Commission, as audits of Production, Oil Reserves and Property evaluations.

Research and Development
        Designed, engineered and tested a "Multi-Solvent Process" for the enhancement and recovery of heavy oil.

        Designed, engineered and laboratory-tested a tool, the "Mobile Electromagnetic Enhancement Recovery" using electromagnetic energy; patent applied for.

        Designed, engineered and presently laboratory testing the use of Electromagnetic Energy for the precipitating of metals from crude oil before refining.

        Engineering and design of an electromagnetic tool for use in production of crude oil passing through the permafrost.

        Engineering, design and laboratory testing of Electromagnetic Energy in clean-up of oil and gasoline spills, and for purposes of environmental enhancement.

        Engineering, design and testing of "Viscous Emulsions" for the improvement of "sweep efficiency" in wells.

        Engineering, design construction of 1000 barrel-per-day "skid mounted" refinery.

        Engineering and development of organic soil enhancer. Patent applied for, and agricultural testing and marketing study in process.

L. G. Hawkins
consulting Geologist
2431 E. 51st Street
Tulsa, Oklahoma 74105
Business: (918) 747-7997
Residence: (918) 224-7563

November 2, 1992

Basia Holdings Inc.
250 Saunders Ferry Rd. Unit 39
Hendersonville, TN 37075

IN RE: O & F Tennessee Land  - 9000 acres
         Coal Reserves
         Grundy County, Tennessee

I am enclosing this summary report on coal reserves owned by O & F Tennessee Land, Inc.
Consisting of approximately 9,000 acres.

                       LOCATION OF PROPERTY

This property is located in Grundy County, Tennessee and is part of what is locally referred to as the southern Field of the Tennessee coalfields. The Tennessee coalfield could be generally described as located in the west half of the east half of the State of Tennessee laying in a northeasterly to southwesterly direction, covering all and portion of 19 counties and bordering Kentucky and Virginia to the north and Alabama and Georgia to the south.

The subject property in Grundy County, Tennessee is legally described as follows, to wit:

        THIRTEENTH TRACK: Beginning at a stake in the south line of the G.C. Sanders 1000 acres, this being the northwest corner of the land conveyed to
J. H. Northcutt; thence with the west line of the said Northcutt land south 3 degrees west 45 poles to a stake the northwest corner of the Hiram Nunally Tract; thence with the north line of the said Nunally track = 87 degrees east 175 poles to the northeast corner of same; thence south 3 west passing the northwest corner of the Peter Straud 5900 acre tracts 20 poles passing the southeast corner of the Kiram Nunally Track which is also the northeast corner of the Riley Nunally Tract as 80 poles, passing the southeast corner of the Riley Nunally Track at 80 poles, in all 420 poles to a stake in the West boundary of said Straud 5900 tract which point is the northeast corner of the A. E. Punnen 200 acre tract thence with the north boundary of said
200 acres tract north 87 degrees west 100 poles to a stake in the northwest corner of said tract; thence couth 3 degrees west passing the southwest corner of said 200 acre tract at 320 poles which point is also the northwest corner of the A. E. Pallen 140 acre tract, in all 450 poles to a stake in the southwest corner of said Pallen 140 acre tract, this also being the northwest corner of the A. E. Pallen 100 acres; thence with the northwest boundary of said Pallen 100 acre tract south 45 degrees west 130 poles to a stake and pointers, the southeast corner of the John S. Low 500 acre tract; thence north 14 degrees west with said John S. Low 500 acre tract east boundary line 310 poles to a chestnut. Low's northeast corner thence south 74 degrees with low's north boundary line 330 poles to a stake just north of the Polhham Road between the school house and the northwest corner of said low 500 acre tract; thence south 14 degrees east 290 poles to a stake in the east boundary of the right of way of the Clouse Hill Branch of the M/C & St. L. Railway, this begin the southwest corner of said Low
Tract north 75 degrees west 100 poles to an iron post, the northwest corner of the Tenn. Coal, Iron & Railroad Company's land; thence with the west
Boundary line of said land south 3 degrees west 270 poles to a stake in the northeast corner of the Monteeagle Sunday School Assembly 1000 acre tract; thence with the north line of said Assembly Tract north 87 degrees west 15 poles to the southeast corner of the James Saunders 240 acre tract; thence with the east boundary of the said Saunders tract; north 13 degrees west 275 poles to the northeast corner of same; thence with the north boundary of said Saunders tract; north 88 degrees west 120 poles to a stake on the bluff of Hollingsworth Cove then northwest corner of said Sanders Tract; thence south 2 degrees west 250 poles to a stake in the north line of the Monteagle Sunday School Assembly tract, thence north 87 degrees west 105 poles to three chestnuts on the bluff of Hollinsworth Cove; thence south 3 west with the east boundary of the Samuel B. Barrett Grant No 5975; thence with said south boundary line of said Grant north 87 degrees west 780 poles to a stake on the south bluff of Hollinsworth Cove; thence with the meanders of the top of the bluff of said cove northeastwardly to the point where said bluff intersect the west boundary line of said Barbell Grant No 5975 thence with the west boundary line of said Barrell grant north 3 degrees east 780 poles to a white oak the northwest corner of said Grant; thence with the north boundary line of said Grand south 87 degrees east 642 poles to the northwest corner of the Felix Meeks 100 acre tract owned by the Sewanee Fuel
& Iron Co. ; thence south 3 with the west boundary of said Meeks tract 100 poles to a stake the southwest corner of said tract; thence south 87 east
160 poles, to a stake the southeast corner of said Meeks tract; thence north
3 east passing west of the Sewanee Fuel & Iron Co.'s commissary building and including the same 100 poles to a stake just south of the mouth of the mine which point is in the north boundary of said Barrell Grant No. 5975; thence south 87 degrees east 140 poles to the southeast corner of the Robert Adams
250 acre tract owned by the Sewanee Fuel & Iron Co.: thence north 3 east 130 poles to a stake the corner of said Adams tract; thence south 87 degrees east 60 poles to a stake being a corner of said Adams tract; thence north 3 east 175 poles to a stake the northeast corner of said Adams tract; thence north 87 degrees west 180 poles to a stake the northwest corner of said
Adams tract; thence south 3 west 70 poles to a stake in the west line of said Adams tract, this being the northeast corner of the Clouse 303 acre tract, owned by the Sewanee Fuel & Iron Co.; thence north 87 west 220 poles to t black gum on the west boundary of said Barrell Grant No. 6967, this being the northwest corner of said Clouse 303 acre tract; thence with the west boundary line of said Barrell Grant north 3 east 210 poles to a stake on the south bluff of Payne's Cove; thence with the meanders of said bluff eastwardly to a point where said bluff intersects the west boundary of the Barrell Grant No. 5165; thence with he west boundary of said Grand 5163 north 3 degrees east 260 poles to the north bluff of said Payne's Cove;
thence with said bluff northeastwardly to the point of beginning, containing 9000 acres, more of less, and boundary above described the surface rights of the Hiram Nunally 110 acre tract and the Riley Nonoily 100 acre tract, also excluding the fee the Isaac Satrain 50 acre tract and the S. R. Henley 61
1//2 acre tract, All in Grundy County, State of Tennessee.

MATERIALS USED IN REPORT

The source of materials studied and researched by the undersigned in preparation of this report are as follows, to witt:

1)      Bulletin 33A, Division of Geology, State of Tennessee

2)      Bulletin 63, division of Geology, State of Tennessee

3)      Geology of Tennessee, Dr. James Safford

4)      Laboratory analysis reports

5)      Core drilling reports representative of area

6) Reserve report in acre prepared by Reclamation and Engineering Services, Inc. (1978)

7)      Field notes in area prepared by Charles F. Almon III, mining engineer
        (1977)

8)      Research Notes prepared by the undersigned (1978)

In addition thereto, the undersigned has made trips to the property and examined outcrops representative of the stratigraphy of the reserves throughout the property.

         HISTORY OF COAL MINING IN TENNESSEE
         (Division of Geology, Bulletin 33A)

The coal industry in Tennessee may be divided into five distinct epochs, each of which is closely related to the coming of new methods of transportation. The first period is from 1814- when we have the first mention of coal being worked down to 1855, the date at which the Mashville, Chattanooga and St. Louis
Railway was completed. The second period extended from 1855 to the beginning of the Civil War in 1861. The third period, which was during the Civil War and directly afterwards, extended from 1861 to 1869. The fourth period extends from 1910 when the first hydroelectric developments were made in this section to the present time, 1925.

        FIRST PERIOD-OPERATION OF LOCAL BANKS

This was a period in which coal was used by blacksmiths, occasionally for domestic use, and in addition a smith amount was snipped long distances on barges down the east Tennessee rivers for use int he cities of that section. Only at one place was coke made, which was at the old Kimbrough bank in Rooane County.

            PRODUCTION DURING FIRST PERIOD

During this period the production of coal as small, and in 1854 only amounted to 8,836 tone, with a value ranging from 15 to 50 cents a bushel. At this time much coal used in Tennessee was brought in from Kentucky, there being 21,428 tons shipped down the Cumberland from the eastern Kentucky field, about 5,000 tons from he western Kentucky field, and about 80 tons from he Kentucky Cumberland Gap region, making a total of about 24,500 tons shipped in from Kentucky against the 8,836 tons mined in the State. Besides the Kentucky coal, small amounts of coal were shipped in from the Illinois field, while the Pennsylvania fields furnished about 11,000 tons of coal used mostly in West Tennessee.

       SECOND PERIOD-FIRST RAILROAD DEVELOPMENT

The second period extends from 1855 to the beginning of the Civil War, in 1861. It was in 1855 that our coal industry first assumed its true importance, due to several causes, oil depending on the added transportation facilities, especially to the advent into this region of the Nashville, Chattanooga and St. Louis Railway. This was the year the first coal was mined by the Sewanee Company, also the old "banks" in the Raccoon Mountains (Ltna Mines) increased their output enormously. In the year 1855, the coal production was 20,784 tons, a great increase over 8,836 tons produced the preceding year. From then on there was a steady yearly increase till 1861, for according to the figures of the U. S. Geological Survey, 791,300 tons of coal was mined in this period of five years.

              THIRD OR CIVIL WAR PERIOD

The third period was from 1861 to 1869, during which time nearly every coal mine in the State Changed hands, and in many of the mines operations stopped
entirely for several years.   This was caused by the unsettled business
conditions during the Civil War and the years immediately following. The production during this period fell off and was as low as 100,000 ton yearly for several years, the total production being 1,188,418 tons.

      FOURTH PERIOD-TIME OF RAILROAD EXTENSION

The fourth period extends from 1869 to 1914. This was in general a period of advancement, although at times the production dropped back for several years. In 1870 a great impetus was given to the coal industry by the completion of the Knoxville and Ohio Railroad int he Coal Creek mining district. This afforded for the first time a suitable outlet for these mines, who production increased to such an extent that this area furnished about one-third of the coal mined in the State. (See Bulletin 33-B, The Northern Tennessee Coal Field by L.c. Glenn. Another marked period of increase commenced in 1880, with the completion of the Cincinnati southern Railway, which was followed in a few years by the building of a road from Harriman to Clinton, which first opened up the old Poplar Creek district. In 1899, a new territory was opened by the building of the Tennessee Central Railway, through the Cumberland Mountains. Many mines were opened along this route in the years directly following, some of which are operating at present. From 1907 to 1910 the production has practical remained the same, the high water mark of production in this period being reached in 1907, with 6,940,911 short tons production.

    FIFTH PERIOD-TIME OF HYDROELECTRIC DEVELOPMENT

The fifth period extends from 1910 to the present time. There was a falling off of coal production in a few years preceding the World War, the production in 1911 being 6,466,244 tons, which was approximately one-half million tons less then in the preceding year. Production increased slightly during the years 1912 and 1913, and then fell off considerably ibn 1914 to 5,753,446 tons, which had an average value of $1.10 a ton. The decrease in coal production from 1910 to 1914 was due to several causes, one of which was the development of hydroelectric power int he State during that period. With the beginning of the world War in 1914, the uncertainties of that period produced a further curtailment and production dropped below six million tons for the year and stayed below this mark till 1918. During the strike of 1919, the production of coal dropped to 5, 387,606 tons. During the next year practically one and one-half million more tons were mined, the total being 6,921,843 tons.
The great business depression of 1921 seriously affected Tennessee's coal industry and only 4,344,564 tons were mined. It was one of the worst years this industry ever experienced. From then on to the present time the industry in Tennessee has improved generally and during the year 1924 there was produced 4,750,754 tons of coal. The greatest tonnage of coal ever mined in Tennessee was 6,940,911 tons mined in 1967. The period form 1910 to 1925 has been one of uncertainties to the coal industry and production has varied greatly form year to year. It is thought that form now on this industry in Tennessee will see a general advancement for a number of years.

Since the 1960's Tennessee Consolidated coal company has been under contract to furnish the Japanese Government 9 to 12 million tons of coal annually from the southern field in Marion and Grundy Counties approximately 8 linear miles form the subject property.

  STRATIGRAPHY AND GENERAL GEOLOGY OF GRUNDY COUNTY,
                      TENNESSEE
         (Bulletin 33A, Division of Geology)

Going from the southeastern part of the county the rocky rise towards the west at the rate of about 20 feet to the mile. There is an especially sharp rise in the rocks between the gorge of Rains Creek and Altamont. The Pennington limestone outcropping in the stream on the west edge of town is 100 feet higher then it is two miles to the east on Rains Creek.. At Allison Point about 9 miles west of Altamont the strata are 160 feet higher than at Altamont. This gradual rise of all the rocks from the southeastern part of the county toward the west and northwest is the predominant structural feature.

                 PENNSYLVANIA SERIES

The formations outcropping in this county are all of the Carboniferous age. The lowest rocks exposed are the Mississippian series of which the Bangor formation forms the bottoms of the coves and the lower sides of the mountain. Above the Bangor limestone comes the Pennington shale, which here forms the top of the Mississippian. Above this occurs the Pennsylvanian series (Lee Group), which is divided into the Gizzard formation, containing the Warren Point sandstone lentil, Sewanee conglomerate, Whitwell shale, Herbert conglomerate, Eastland shale lentil, and Newton sandstone, this bing the highest strata occurring in the county. Only the rocks of the Lee Group will be described in detail.

                  GIZZARD FORMATION

The Gizzard formation varies in thickness over this county. Thin sections were noted along the mountain edge just north of Monteagle, especially at Hoss Point, Forrest Point, and along the Payne road to Pelham. On the north side of Hollingworth cove near Corn Bread Branch, the formation measures 150 feet in thickness. At Brooks Point, Franklin County, and Altamont a heavy sandstone, which is conglomeratic in places, forms the bluff of the mountain, and in only 15 feet above the Pennington limestone. The sandstone is probably a conglomeratic phase or the Warren Point sandstone, instead of being the Sewanee conglomerate.

Thick section of the Gizzard formation were seen in the gorge of the Fiery Gizzard about 2 miles southwest of Tracy City, this being the type locality of this formation. Other think sections were seen in the head of Hollinsworth Cove, and in Hubbards Cove west of the Hubbards Cove road, in the head of Bouldin Cove, and about 2 miles southeast of Beersheba at an old coal mine. The Warren Pint sandstone lentil forms a prominent bluff along the edge of the mountain in all portions of the county. The Battle Creek coals occur in the shale underneath the Warren Point sandstone. This shale, although it varies much in different localities, becoming very sandy in places, always contains one or more coal horizons.

                 SEWANEE CONGLOMERATE

The Sewanee conglomerate can be seen in its entire thickness around Tracy City, where sections show it to be about 95 feet in thickness. Most of the surface of the plateau form Monteagle to Tracy City is covered by this conglomerate, as well as northward to Coalmont, Altamont and Beersheba. Along the extreme western edge of the mountain from Altamont the Sewanee conglomerate is lacking, having been eroded. Around Monteagle the Sewanee conglomeration contains at its base a band of very cellular iron-stained conglomeratic sandstone from several inches to two feet in thickness.
On account of the whiteness and size of the quartz pebbles which are so numerous in this formation, it is easily recognized by the prospector and is used as the indicator form which the level of the Sewanee coal is found.

                    WHITWELL SHALE

The Whitwell shale which is 135 feet in thickness around Tracy city, contains the Sewanee coal seam and several other local coals of no commercial value.

In the vicinity of Tracy City, the Whitwell shale occurs on a number of hills which are capped by the Newton sandstone, while to the south in the gorge of the Fiery Gizzard the Gizzard formation is well exposed.
At Coalmont the section is similar to that at Tracy city, with the exception that the Whitwell share has become thinner and very sandy in places.
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At Beersheba Springs, the Whitwell shale has gone out in many places, and again it is very thin and irregular, while the lower sandstones are also thin and softer than to the south. Near Tatesville, the Whitwell shale and Newton sandstone occur over a large area and the Sewanee coal is well developed. At the north boundary of the county, where the Dunlay-McMinnville Road, known as the Wire Road, starts down the mountain, there is a high ridge about on mile long and one-fourth mile wide, which is composed of the Whitwell shale. This is the only hill or ridge in this part of Grundy County which raised above the general level of the plateau. Although this ridge contains the Sewanee coal horizon, its outcrop does not show, and the small amount of prospecting that has been done there also fails to show any coal, except at eight-inch seam which lies above the Sewanee coal horizon.

                 HERBERT CONGLOMERATE

Not having detailed and accurate maps of this region it has been impossible to make definite correlations of certain of the formations which vary more or less rapidly for place to place. The Herbert conglomerate is such a formations. On this account on attempt was made to trace it form its type locality southward into Grundy and adjoining counties. However, detailed work may show the 15 foot sandy shale occurring in the Tracy City region, and lying 76 feet above the Sewanee conglomerate, to be the equivalent of the Herbert conglomerate.

                EASTLAND SHALE LENTIL

The same thing applies to the Eastland shale lentil, as has been stated, as being true of the Herbert conglomerate. However, detailed work may show that the 15 foot interval lying 91 feet above the Sewanee conglomerate may be the equivalent of the Eastland shale lentil and that the two coal horizons seen in the Tracy City region in this interval may correlate with the Clifty coals. But as this is more or less guess work, all of this series is considered as part of the Whitwell shale.

                   NEWTON SANDSTONE

The Newton sandstone which is from 80 to 110 feet thick around Tracy City caps most of the hills and ridges in that section. In places it contains a number of white vein quartz pebbles. A few of the low hills around Coalmont are capped by this sandstone. Around Tatesvill all of the ridges are capped by this sandstone. None of the formations above the Newton sandstone occur in Grundy County, with the exception perhaps of a few feet of shale which may occur on top of the Newton sandstone on some of the largest ridges.

  GENERAL CHEMICAL ANALYSIS OF GRUNDY COUNTY SAMPLES

The general analytical values for the Sewanee coal seams on the property are as follows, to wit:

             Moisture =          2.9
             Volatile =          29.4
             Fixed Carbon = 59.12
             Ash =               9.85
             Sulfur =       1.0
             BTU =          13,500

These values are comparable with the Richland, Angel and Wilder Seams.



      STATEMENT OF RESERVES ON SUBJECT PROPERTY


There are approximately 500 acres of Sewanee coal with an average thickness of about 42 inches; there are approximately 5,000 acres of Richaland coal with an average thickness of about 36 inches; both the Sewanee and Richaland seams are minable by surface methods. There are approximately 5,200 acres of Angel coal of which 2,000 acres are minable by surface methods and 3,200 acres minable by underground methods; the Angel seam has an average thickness of bout 32 inches. Below the Angel coal and minable by underground methods only is found the Wilder seam which encompasses approximately 5,400 acres with an average thickness of about 30 inches. In addition to the above, an assumption of an 85 per cent recovery factor was used in calculating reserves to be extracted by surface mining methods, and a 50 per cent recovery factor was used in calculating reserves to be extracted by underground methods.

Also, it should be understood that one (a) ton equals 2,000 pounds. Consideration of the above information and applying that information to the basic formula that the recoverable tonnage of coal equals 150 tons per inch of coal per acre, there is in summary the following:


             Sewanee Coal        -    3,468,000 Tons

             Richland Coal       -    20,400,000 Tons

             Angel Coal          -    15,840,000 Tons

             Wilder Coal         -    12,150,000 Tons
                                 ---------------------

             TOTAL          -    51,858,000 Tons


It is further disclosed that the undersigned has no right, title or interest in the subject property.


                                      Respectfully Submitted,


                                      /s/L.G. Hawkins
                                      L.  G.  Hawkins



Attached hereon is a plat of the property.
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